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                                                                   EXHIBIT 10.25


                                 AMENDMENT NO. 2
                             TO EMPLOYMENT AGREEMENT


This Amendment No. 2 to Employment Agreement (the "Amendment") is made and entered into this ___ day of December, 1998 by and between Xionics Document Technologies, Inc. ("Xionics") and Peter J. Simone ("Simone").

WHEREAS, Xionics entered into an Employment Agreement with Simone as of March 18, 1998 (the "Agreement"), and amended that Agreement as of November 23, 1998 to provide for an extension of time to exercise stock options in the event Mr. Simone's employment with Xionics is terminated in connection with a change of control of Xionics (the "Prior Amendment"); and

WHEREAS, the parties now desire to further amend the Agreement as set forth herein in order to effectuate a resolution of the Compensation Committee of Xionics' Board of Directors (the "Committee") adopted on October 28, 1998;

NOW THEREFORE, the parties hereby agree as follows:

1.       The Agreement is further amended by inserting the following therein as
         Section 4.6:

         "4.6     COMPANY-PAID AUTOMOBILE. Xionics shall reimburse Simone for the full cost of a leased automobile of Simone's choice, up to a maximum of $750.00 per month, for the term of this Agreement."

2.       The Agreement is further amended by rewriting Sections 6.3(a), (b) and
         (c) thereof in their entirety to read as follows:

         "6.3     RIGHTS AND REMEDIES ON TERMINATION.

         "(a) If Xionics shall terminate Simone's employment hereunder other than as provided in Sections 6.1 and 6.2 above, then Simone shall be entitled to receive, as severance pay and in consideration of his ongoing obligations under the Invention and Nondisclosure Agreement, in accordance with Xionics' then-current payroll practices, payment of his Base Salary in effect at the date of termination for a period of twelve
         (12) months after such date, together with reimbursement of the cost of his group health and dental plan coverage in effect at the date of termination for the same twelve-month period. Simone shall not accept any new employment during such twelve-month period in breach of the Invention and Nondisclosure Agreement.

         "(b)     For purposes of this Section 6.3, Simone's employment shall be deemed terminated if, INTER ALIA, any one of the following occurs upon or within eighteen (18) months after the closing or other completion of a merger, consolidation, business combination or other reorganization involving Xionics, an acquisition (whether by stock transfer or asset purchase) of all or substantially all of Xionics' business, or a change of control whereby more than fifty percent (50%) of the voting equity in Xionics becomes beneficially owned by a single person, entity, or affiliated group of persons or entities: (i) Simone's employment is actually terminated (other than as provided in Sections 6.1 and


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         6.2); (ii) Simone is not, or he ceases to be, the chief executive officer of the surviving entity, and/or the surviving entity is not, or it ceases to be a publicly traded corporation; or (iii) Simone's responsibilities, compensation or benefits are materially reduced without his express consent. In addition, Simone's employment may at his option be deemed terminated hereunder in the event that Xionics fails to obtain the agreement of any acquiring entity to assume its obligations under this Agreement. Xionics agrees to promptly notify Simone of such failure.

         "(c)     If Simone shall voluntarily terminate his employment hereunder after June 30, 1998 but prior to the expiration of the Initial Term, he shall be entitled to receive up to twelve (12) months' severance pay and benefits in the amount and subject to the limitations set forth in subsection (a) above, but only if Simone remains employed with Xionics and continues to devote his full time, attention and energies to Xionics' affairs until such time as a suitable successor, as determined by the Board in its sole discretion, has been hired and has actually commenced work at Xionics."

Except as amended herein and previously, the Agreement remains in full force and effect as originally written.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Amendment to be duly executed as of the date first written above.



EMPLOYER:                                                     EMPLOYEE:

XIONICS DOCUMENT TECHNOLOGIES, INC.


By: /s/ Carolyn E. Ramm                                /s/ Peter J. Simone
    -----------------------------------------          -------------------------
    Title: Secretary                                   Peter J. Simone


By: /s/ Paul R. Low
    -----------------------------------------
    Title: Chairman of the Board of Directors